EXHIBIT 99.1

[***] = CERTAIN INFORMATION HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

ARCUS BIOSCIENCES, INC.

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is dated as of May 27, 2020, by and between Arcus Biosciences, Inc., a Delaware corporation (the “Company”), and Gilead Sciences, Inc., a Delaware corporation (“Gilead”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to Gilead, and Gilead desires to purchase from the Company, shares of common stock of the Company as more fully described in this Agreement; and

WHEREAS, concurrently herewith, the Company and Gilead have entered into an Option, License and Collaboration Agreement (the “Collaboration Agreement”) and an Investor Rights Agreement (the “Investor Rights Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Gilead agree as follows:

ARTICLE 1
DEFINITIONS

1.1.Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

1.1.1“5-Day Closing Price” means, for any date, (a) the sum of the “official closing price” (as defined by NYSE) of the Common Stock for the period of five (5) consecutive Trading Days through and including such date, (b) divided by five (5), and (c) rounded to two decimal places.

1.1.2“Additional Closing” has the meaning set forth in Section 2.3.2 hereof.

1.1.3“Additional Closing Date” has the meaning set forth in Section 2.3.2 hereof.

1.1.4“Additional Shares” means the shares of Common Stock subject to an Additional Shares Purchase Notice.

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1.1.5“Additional Shares Purchase Notice” has the meaning set forth in Section 2.3.2 hereof.

1.1.6“Additional Shares Purchase Notice Date” means the date on which Gilead delivers an Additional Shares Purchase Notice to the Company.

1.1.7“Additional Shares Purchase Price” means, with respect to an Additional Closing, a price per share equal to the greater of (a) 120% of the 5-Day Closing Price calculated on the Additional Shares Purchase Notice Date with respect to such Additional Closing and (b) the Initial Shares Purchase Price.

1.1.8“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with a Person.

1.1.9“Aggregate Additional Purchase Price” means, with respect to an Additional Closing, the dollar amount obtained by multiplying the number of Additional Shares to be purchased at such Additional Closing by the applicable Additional Shares Purchase Price.

1.1.10“Aggregate Initial Purchase Price” means the dollar amount obtained by multiplying the number of shares of Common Stock constituting the Initial Shares by the Initial Shares Purchase Price.

1.1.11“Anti-Corruption Laws” has the meaning set forth in Section 3.1.17 hereof.

1.1.12“Antitrust Approval” means, as the context requires, any consent, approval, expiration or termination of any waiting period, or any other authorization required under the applicable Antitrust Laws from any applicable Antitrust Authority to effect any of (a) Gilead’s purchase of the Initial Shares, (b) Gilead’s purchase of Additional Shares or (c) the transactions contemplated by the Collaboration Agreement or the Investor Rights Agreement.

1.1.13 “Antitrust Authority” means any applicable Governmental Authority exercising authority with respect to any Antitrust Laws.

1.1.14“Antitrust Laws” means any applicable laws, rules and regulations, including any rules, regulations, guidelines or other requirements of Governmental Authorities, governing merger control, competition, monopolies or restrictive trade practices, including the HSR Act and the rules and regulations promulgated thereunder.

1.1.15“Beneficial Ownership” or “Beneficially Owns” shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act.

1.1.16“Business Day” means a day other than (a) a Saturday or a Sunday, (b) a bank or other public holiday in California, United States, (c) the Sunday through Saturday containing July 4th or (d) the period commencing on December 25th and ending on January 1st (inclusive).

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1.1.17“Closing” means, as applicable, the Initial Closing or an Additional Closing.

1.1.18“Closing Date” means, as applicable, the Initial Closing Date or an applicable Additional Closing Date.

1.1.19“Collaboration Agreement” has the meaning set forth in the recitals.

1.1.20“Commission” means the United States Securities and Exchange Commission.

1.1.21“Commission Rule 144” means Rule 144 promulgated by the Commission under the Securities Act.

1.1.22“Common Stock” means the Company’s common stock, par value $0.0001 per share.

1.1.23“Company Capitalization” means, as of any date of measurement, the total number of outstanding shares of voting capital stock of the Company.

1.1.24“Control,” including the terms “Controlling,” “Controlled by” and “under common Control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract or otherwise.

1.1.25“Cross-Receipt” means a cross-receipt substantially in the form of Exhibit A hereto.

1.1.26“Designated Event” has the meaning set forth in Section 4.7.

1.1.27“Designated Event Notice” has the meaning set forth in Section 4.7.

1.1.28“Disqualification Event” has the meaning set forth in Section 3.1.20 hereof.

1.1.29“DOJ” has the meaning set forth in Section 2.4 hereof.

1.1.30“Entity” has the meaning set forth in Section 3.1.18(a) hereof.

1.1.31“Evaluation Date” has the meaning set forth in Section 3.1.9 hereof.

1.1.32“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.1.33“Exercise Period” shall mean the period beginning on the Initial Closing Date and continuing until the fifth anniversary thereof.

1.1.34“FDA” has the meaning set forth in Section 3.1.12 hereof.

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1.1.35“FTC” has the meaning set forth in Section 2.4 hereof.

1.1.36“GAAP” has the meaning set forth in Section 3.1.8(b) hereof.

1.1.37“Governmental Authority” means any multi-national, federal, state, local, municipal or other government authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal, as well as any securities exchange or securities exchange authority, including NYSE).

1.1.38“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

1.1.39“Individual” has the meaning set forth in Section 3.1.18(a) hereof.

1.1.40“Initial Closing” means the closing of the sale of the Initial Shares pursuant to Section 2.3.1 hereof.

1.1.41“Initial Closing Date” has the meaning set forth in Section 2.3.1 hereof.

1.1.42“Initial Shares” means 5,963,029 shares of Common Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock prior to the Initial Closing.

1.1.43“Initial Shares Purchase Price” means $33.54 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock.

1.1.44“Intellectual Property” has the meaning set forth in Section 3.1.14 hereof.

1.1.45“Issuer Covered Person” has the meaning set forth in Section 3.1.20 hereof.

1.1.46“Investor Rights Agreement” has the meaning set forth in the recitals.

1.1.47“Law” or “law” means any supranational, national, federal, state, regional, provincial, local or municipal constitution, treaty, law, statute, ordinance, code, determination, principle of common law or any other requirement having the effect of law of any Governmental Authority (including any rule, regulation, plan, injunction, judgment, order, award, decree, ruling, requirement, guidance, policy or charge thereunder or related thereto), in each case as amended as of the date hereof, whether in the United States or a foreign jurisdiction.

1.1.48“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, mortgage, claim, easement, right-of-way, option, title retention agreement, preemptive right or other restriction.

1.1.49“NYSE” means the New York Stock Exchange.

1.1.50“OFAC” has the meaning set forth in Section 3.1.18(a) hereof.

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1.1.51“Permits” has the meaning set forth in Section 3.1.12 hereof.

1.1.52“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.1.53“Required Approvals” has the meaning set forth in Section 3.1.3 hereof.

1.1.54“Sanctioned Countries” has the meaning set forth in Section 3.1.18(a) hereof.

1.1.55“Sanctions” has the meaning set forth in Section 3.1.18(a) hereof.

1.1.56“SEC Report” means any report filed by the Company with the Commission under the Exchange Act.

1.1.57“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.1.58“Shares” means the Initial Shares and all Additional Shares.

1.1.59“Trading Day” means a day on which NYSE is open for trading.

1.1.60“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (or any successors to any of the foregoing).

1.1.61“Transfer Agent” means Computershare Trust Company, N.A., with a mailing address of 150 Royall Street, Canton, Massachusetts 02021, or any successor transfer agent of the Common Stock.

1.1.62“Valid Account Details” means, with respect to any bank account, the valid (a) name of bank, (b) bank address, (c) account number and (d) ABA routing number.

ARTICLE 2
PURCHASE AND SALE OF SHARES

2.1.Purchase of Shares. Subject to the terms and conditions of this Agreement, at the Initial Closing, the Company will issue and sell to Gilead, and Gilead will purchase from the Company, the Initial Shares, at a price per share equal to the Initial Shares Purchase Price, for an aggregate purchase price equal to the Aggregate Initial Purchase Price. Subject to the terms and conditions of this Agreement, at each Additional Closing, the Company will issue and sell to Gilead, and Gilead will purchase from the Company, the applicable Additional Shares, at a price

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per share equal to the Additional Shares Purchase Price, for an aggregate purchase price equal to the Aggregate Additional Purchase Price for such Additional Closing.

2.2.Payment. At (a) the Initial Closing, Gilead will pay the Aggregate Initial Purchase Price and (b) each Additional Closing, Gilead will pay the applicable Aggregate Additional Purchase Price, in each case by wire transfer of immediately available funds in accordance with the Valid Account Details, which Valid Account Details together with a Form W-9 will have been provided by the Company to Gilead at least five (5) Business Days prior to the applicable Closing Date. The Company shall cause delivery of the applicable Shares at each Closing to be made in book-entry form to an account of Gilead specified in writing by Gilead at the Transfer Agent.

2.3.Closings.

2.3.1The Initial Closing shall occur at 10:00 am (New York City time) on such date as the parties may select, not later than the third Business Day after satisfaction or (to the extent permitted by law) waiver of the conditions set forth in Section 2.7 (Conditions to the Initial Closing) (other than those conditions that by their terms are to be satisfied at the Initial Closing, but subject to the satisfaction or (to the extent permitted by law) waiver of those conditions), unless such other place, time and date shall be agreed in writing between the Company and Gilead (such date, the “Initial Closing Date”).

2.3.2At any time and from time to time during the Exercise Period, Gilead shall have a right (but not the obligation) to purchase from the Company, and the Company shall issue and sell to Gilead, Additional Shares, at the applicable Additional Shares Purchase Price. Gilead may exercise this right (but not more than once in any period of 90 days; provided that, following the delivery of a Designated Event Notice, Gilead may exercise this right at any time, without regard to such 90 day limitation) by giving written notice to the Company (each, an “Additional Shares Purchase Notice”). Each Additional Shares Purchase Notice shall (a) set forth the applicable Additional Closing Date and (b) specify the number of Additional Shares to be purchased on such Additional Closing Date; provided that such number of Additional Shares, if purchased, would not cause, collectively, Gilead and its Controlled Affiliates to Beneficially Own a number of shares of Common Stock greater than 35% of the Company Capitalization as of the applicable Additional Closing Date. The Closing of each such sale of Additional Shares shall occur at 10:00 am (New York City time) as promptly as practicable following the date of the Additional Shares Purchase Notice and not later than the third Business Day after satisfaction or (to the extent permitted by law) waiver of the conditions set forth in Section 2.8 (Conditions to each Additional Closing) (other than those conditions that by their terms are to be satisfied at the Additional Closing, but subject to the satisfaction or (to the extent permitted by law) waiver of those conditions), unless such other place, time and date shall be agreed in writing between the Company and Gilead (each such date, an “Additional Closing Date,” and each such closing, an “Additional Closing”).  For clarity, Gilead may rescind or revoke an Additional Shares Purchase Notice at any time in its sole discretion prior to the applicable Additional Closing Date.

2.4.Antitrust Approvals. With respect to each proposed purchase of Additional Shares, Gilead shall determine, in its sole discretion, whether any Antitrust Approvals will or may be required in connection with the proposed purchase of Additional Shares, and shall hold the

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Company harmless from any claim that any purchase was made without a required Antitrust Approval. Upon Gilead’s request, including any such request made prior to delivery of an Additional Shares Purchase Notice, the Company shall promptly provide Gilead with information and assistance as may be reasonably necessary for Gilead to make such determination. If Gilead determines that Antitrust Approvals are or may be required (or if additional information is necessary for Gilead to make such a determination), Gilead shall so notify the Company in writing together with the delivery of an Additional Shares Purchase Notice, and the parties shall provide each other promptly with information and assistance as may be reasonably necessary and use reasonable efforts, in each case, promptly to obtain all required Antitrust Approvals for the consummation of the applicable Additional Closing and the transactions contemplated thereby and shall keep each other apprised of the status of any communications with, and any inquiries or requests for information from, the Federal Trade Commission (“FTC”), Department of Justice (“DOJ”) and any other applicable Antitrust Authority and shall respond promptly to any such inquiry or request; provided that neither party shall be required to consent to the divestiture or other disposition of any of its or its Affiliates’ assets, consent to any other structural or conduct remedy or otherwise restrict or limit its or its Affiliates’ freedom of action. Each party shall cooperate with the other and use reasonable efforts to facilitate and expedite the identification and resolution of any such issues and, consequently, the expiration of any applicable waiting period under Antitrust Laws. Such reasonable efforts and cooperation shall include: (a) keeping each other promptly informed of all communications with and providing copies of all written communications, from and to any Antitrust Authority, and sharing drafts of written submissions to any Antitrust Authority in advance of submission and taking comments of the other into account in good faith; however, the parties may redact submissions for privilege and the parties also may request that distribution of submissions be limited to outside counsel only and (b) conferring with each other regarding contacts with and responses to, and permitting the other to participate in all meetings and video conferences or substantive telephone conversations with, to the extent not prohibited by, the FTC, DOJ or other any other Antitrust Authority; provided that subject to its undertakings and obligations under this Section 2.4 to take into consideration in good faith the Company’s views, suggestions and comments regarding the strategy to be pursued for obtaining all required Antitrust Approvals, Gilead shall lead the strategy to obtain all such approvals, and if there is a dispute between Gilead and the Company, the final determination as to the appropriate course of action shall be made by Gilead. Each Party shall be responsible for its own costs and expenses associated with obtaining any required Antitrust Approvals, but (i) Gilead shall be responsible for payment of all fees to any Antitrust Authority with respect to antitrust filings made pursuant to the HSR Act or foreign antitrust law, and (ii) [***].

2.5.Initial Closing Deliverables.

2.5.1At the Initial Closing, the Company will deliver to Gilead:

(a)	a duly executed Cross-Receipt with respect to the Initial Shares;
(b)	a duly executed Investor Rights Agreement;
(c)	a certificate in form and substance reasonably satisfactory to Gilead and duly executed on behalf of the Company by an authorized officer of the

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Company, certifying that the conditions to the Initial Closing set forth in Sections 2.7.1(a) and (b) of this Agreement have been fulfilled; and
(d)

a certificate of the secretary of the Company dated as of the Initial Closing Date certifying that attached thereto is a true and complete copy of all resolutions adopted by the Company’s board of directors authorizing the execution, delivery and performance of this Agreement and the transactions contemplated herein and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby as of the Initial Closing Date.

2.5.2At the Initial Closing, Gilead will deliver to the Company:

(a)	a duly executed Cross-Receipt with respect to the Initial Shares;
(b)	a duly executed Investor Rights Agreement; and
(c)

a certificate in form and substance reasonably satisfactory to the Company and duly executed on behalf of Gilead by an authorized officer of Gilead, certifying that the conditions to the Closing set forth in Sections 2.7.2(a) and (b) of this Agreement have been fulfilled.

2.6.Additional Closing Deliverables.

2.6.1At each Additional Closing, the Company will deliver to Gilead:

(a)	a duly executed Cross-Receipt with respect to the applicable Additional Shares;
(b)

a certificate in form and substance reasonably satisfactory to Gilead and duly executed on behalf of the Company by an authorized officer of the Company, certifying that the conditions to the Initial Closing set forth in Sections 2.8.1(a) and (b) of this Agreement have been fulfilled;

(c)

evidence that the Company has delivered to the Transfer Agent irrevocable written instructions to issue the applicable Additional Shares to Gilead in a form and substance acceptable to the Transfer Agent; and

(d)

a certificate of the secretary of the Company dated as of such Closing certifying that attached thereto is a true and complete copy of all resolutions adopted by the Company’s board of directors authorizing the execution, delivery and performance of this Agreement and the transactions contemplated herein and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby as of the such Closing Date.

2.6.2At each Additional Closing, Gilead will deliver to the Company:

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(a)	a duly-executed Cross-Receipt with respect to the applicable Additional Shares; and
(b)

a certificate in form and substance reasonably satisfactory to the Company and duly executed on behalf of Gilead by an authorized officer of Gilead, certifying that the conditions to such Closing set forth in Sections 2.8.2(a) and (b) of this Agreement have been fulfilled.

2.7.Conditions to the Initial Closing.

2.7.1The obligations of Gilead hereunder in connection with the Initial Closing are subject to the following conditions being satisfied or waived:

(a)	The representations and warranties of the Company set forth in Section 3.1 hereof shall be true and correct as of the Initial Closing Date in all material respects.
(b)	The Company shall have complied in all material respects with its covenants hereunder as of the Initial Closing Date.
(c)

The Company shall have duly executed and delivered the Collaboration Agreement, such agreement shall continue to be in full force and effect and the Effective Date (under and as defined therein) shall have occurred (or shall occur simultaneously with the Initial Closing).

(d)	The Company shall have duly executed and delivered the Investor Rights Agreement.
(e)

All required Antitrust Approvals under the HSR Act for Gilead’s purchase of the Initial Shares and the transactions contemplated by the Collaboration Agreement and the Investor Rights Agreement shall have been obtained.

(f)	The issuance and sale of the Initial Shares shall not result in a breach of Law.
(g)	All closing deliverables as required under Section 2.5.1 shall have been delivered by the Company to Gilead.
(h)

No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Initial Closing, shall have been instituted or be pending before any Governmental Authority.

(i)	The Company shall have delivered to the Transfer Agent irrevocable written instructions to issue the Initial Shares to Gilead in a form and substance acceptable to the Transfer Agent.

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(j)

NYSE shall have raised no objection to the consummation of the transactions contemplated by this Agreement (including the issuance of Additional Shares hereunder), the Investor Rights Agreement and the Collaboration Agreement in the absence of stockholder approval of such transactions.

2.7.2The obligations of the Company hereunder in connection with the Initial Closing are subject to the following conditions being satisfied or waived:

(a)	The representations and warranties of Gilead set forth in Section 3.2 hereof shall be true and correct as of the Initial Closing Date in all material respects.
(b)

Gilead shall have duly executed and delivered the Collaboration Agreement, such agreement shall continue to be in full force and effect and the Effective Date (under and as defined therein) shall have occurred (or shall occur simultaneously with the Initial Closing).

(c)	Gilead shall have duly executed and delivered the Investor Rights Agreement.
(d)

All required Antitrust Approvals under the HSR Act for Gilead’s purchase of the Initial Shares and the transactions contemplated by the Collaboration Agreement and the Investor Rights Agreement shall have been obtained.

(e)	The issuance and sale of the Initial Shares shall not result in a breach of Law.
(f)	All closing deliverables required under Section 2.5.2 shall have been delivered by Gilead to the Company.
(g)

No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the applicable Closing, shall have been instituted or be pending before any Governmental Authority.

2.8.Conditions to each Additional Closing.

2.8.1The obligations of Gilead hereunder in connection with each Additional Closing are subject to the following conditions being satisfied or waived:

(a)

The representations and warranties of the Company set forth in Sections 3.1.1(Organization and Qualification), 3.1.2 (Authorization; Enforcement), 3.1.3 (No Conflicts; Filings, Consents and Approvals), 3.1.4 (Issuance of Shares), 3.1.5 (Material Changes; Undisclosed Events, Liabilities or Developments), 3.1.6 (No General Solicitation), 3.1.7 (Private Placement)

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and 3.1.21 (No Integration) hereof shall be true and correct as of such Closing Date in all material respects.
(b)	The Company shall have complied in all material respects with its covenants hereunder as of such Closing Date.
(c)	Each of the Collaboration Agreement (without regard to any partial termination thereunder) and the Investor Rights Agreement shall continue to be in full force and effect.
(d)

All required Antitrust Approvals for Gilead’s purchase of the applicable Additional Shares and the transactions contemplated by the Collaboration Agreement and the Investor Rights Agreement shall have been obtained.

(e)	The issuance and sale of the applicable Additional Shares shall not result in a breach of Law.
(f)	All closing deliverables as required under Section 2.6.1 shall have been delivered by the Company to Gilead.
(g)

No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Initial Closing, shall have been instituted or be pending before any Governmental Authority.

2.8.2The obligations of the Company hereunder in connection with each Additional Closing are subject to the following conditions being satisfied or waived:

(a)	The representations and warranties of Gilead set forth in Section 3.2 hereof shall be true and correct as of such Closing Date in all material respects.
(b)	Gilead shall have complied in all material respects with its covenants hereunder as of such Closing Date.
(c)	Each of the Collaboration Agreement (without regard to any partial termination thereunder) and the Investor Rights Agreement shall continue to be in full force and effect.
(d)

All required Antitrust Approvals for Gilead’s purchase of the applicable Additional Shares and the transactions contemplated by the Collaboration Agreement and the Investor Rights Agreement shall have been obtained.

(e)	The issuance and sale of the applicable Additional Shares shall not result in a breach of Law.
(f)	All closing deliverables required under Section 2.6.2 shall have been delivered by Gilead to the Company.

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(g)

No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the applicable Closing, shall have been instituted or be pending before any Governmental Authority.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1.Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to Gilead as of the date hereof, as of the Initial Closing Date and, with respect to the representations and warranties set forth in Sections 3.1.1, 3.1.2, 3.1.3, 3.1.4, 3.1.5, 3.1.6, 3.1.7 and 3.1.21 also as of any Additional Closing Date (except, in each case, for the representations and warranties that speak as of a specific date, which shall be made as of such date).

3.1.1Organization and Qualification. The Company and each of its subsidiaries are duly organized, validly existing as a corporation and in good standing under the laws of their respective jurisdictions of organization. The Company and each of its subsidiaries are duly licensed or qualified as a foreign corporation for transaction of business and in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the SEC Reports (defined below), except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect.

3.1.2Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including the issuance and sale of the Shares by the Company) have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s Board of Directors or the Company’s stockholders in connection herewith other than the Required Approvals (as defined below). This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (b) insofar as indemnification and contribution provisions may be limited by applicable law.

3.1.3No Conflicts; Filings, Consents and Approvals. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Shares) will not (i) conflict with or result in a violation of any provision of the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, each as in effect on the date hereof, (ii) violate

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or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which the Company is a party, or (iii) result in a violation of any Law applicable to the Company, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not reasonably be expected to have, a material adverse effect on the Company or result in a liability for Gilead. The Company is not required to obtain any consent, waiver, approval, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Authority or other Person in the United States in connection with the execution, delivery and performance by the Company of this Agreement (including the offer, sale or issuance of the Shares by the Company), other than the obtaining of the Antitrust Approvals and the listing of the Shares on the NYSE, or as may be required under applicable state securities laws or the by-laws and rules of the Financial Industry Regulatory Authority (collectively, the “Required Approvals”).

3.1.4Issuance of Shares. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and nonassessable, free and clear of all Liens, other than restrictions on transferability under the Investor Rights Agreement and applicable federal securities laws. The Shares are not and will not be subject to any preemptive rights held by any holders of any security of the Company or any similar contractual rights granted by the Company to any Person.

3.1.5Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the audited financial statements included within the Company’s Annual Report on Form 10-K, filed with the Commission on March 5, 2020, except as specifically disclosed in a subsequent SEC Report, there has been no event, occurrence or development that has had or that could reasonably be expected to, either individually or in the aggregate, have a material adverse effect on the business, condition (financial or other), assets, liabilities or results of operations of the Company, taken as a whole.

3.1.6No General Solicitation. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares.

3.1.7Private Placement. Neither the Company nor any Person acting on its behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Shares under the Securities Act. Subject to the accuracy of the representations made by Gilead in Section 3.2, the Shares will be issued and sold to Gilead in compliance with applicable exemptions from the registration and prospectus delivery requirements of the Securities Act and the registration and qualification requirements of all applicable securities Laws of the states of the United States.  The Company has not engaged any brokers, finders or agents, or incurred, or will incur, directly or indirectly, any liability for brokerage or finder’s fees or agents’ commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby, other than brokerage or finder’s fees or agent’s commissions or similar charges for which the Company is wholly responsible.

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3.1.8SEC Reports, Financial Statements.

(a)

The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act. The Company has delivered or made available (by filing on the Commission’s electronic data gathering and retrieval system (EDGAR)) to Gilead complete copies of its SEC Reports since March 14, 2018. As of its date, each SEC Report complied in all material respects with the requirements of the Exchange Act, and other Laws applicable to it, and, as of its date, such SEC Report did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No inquiries or any other investigation conducted by or on behalf of Gilead or its representatives or counsel will modify, amend or affect Gilead’s right to rely on the truth, accuracy and completeness of the SEC Reports and the Company’s representations and warranties contained in this Agreement.

(b)

The financial statements, together with the related notes and schedules, of the Company included in the SEC Reports comply as to form in all material respects with all applicable accounting requirements and the published rules and regulations of the Commission and all other applicable rules and regulations with respect thereto. Such financial statements, together with the related notes and schedules, have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial condition of the Company and its consolidated subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(c)

The Common Stock is listed on NYSE, and the Company has taken no action designed to, or that to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from NYSE. As of the date of this Agreement, the Company has not received any notification that, and has no knowledge that, the Commission or NYSE is contemplating terminating such registration or listing.

3.1.9Disclosure Controls. The Company and each of its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (c) access to assets is permitted only in

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accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements of the Company, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and each of its subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of a date within 90 days prior to the filing date of the Form 10-K for the fiscal year most recently ended (such date, the “Evaluation Date”). The Company presented in its Form 10-K for the fiscal year most recently ended the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date and the disclosure controls and procedures are effective. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Securities Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

3.1.10Capitalization and Voting Rights.

(a)

The authorized capital of the Company as of the date hereof consists of: (i) 400,000,000 shares of Common Stock of which, as of May 22, 2020, (A) 46,055,395 shares were issued and outstanding, (B) 13,156,900 shares were reserved for issuance pursuant to the Company’s equity incentive plans (including its stock purchase plan) described in the SEC Reports, and (C) 7,087,512 shares were issuable upon the exercise of stock options outstanding, and (ii) 10,000,000 shares of designated preferred stock, of which no shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Common Stock (1) have been duly authorized and validly issued, (2) are fully paid and non-assessable and (3) were issued in compliance with all applicable federal and state securities Laws and not in violation of any preemptive rights.

(b)	All of the authorized shares of Common Stock are entitled to one (1) vote per share.
(c)

Except as described or referred to in the SEC Reports, as of the date hereof, there were not: (i) any outstanding equity securities, options, warrants, rights (including conversion or preemptive rights) or other agreements pursuant to which the Company is or may become obligated to issue, sell or repurchase any shares of its capital stock or any other securities of the

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Company other than equity securities that may have been granted pursuant to its equity incentive plans, which plans are described in the SEC Reports; or (ii) any restrictions on the transfer of capital stock of the Company other than pursuant to federal or state securities Laws or as set forth in this Agreement.

(d)

The Company is not a party to or subject to any agreement or understanding relating to the voting of shares of capital stock of the Company or the giving of written consents by a stockholder or director of the Company.

3.1.11Litigation. There are no actions, suits or proceedings by or before any Governmental Authority pending, nor, to the Company’s knowledge, any audits or investigations by or before any Governmental Authority to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, would reasonably be expected to have a material adverse effect and, to the Company’s knowledge, no such actions, suits, proceedings, audits or investigations are threatened or contemplated by any Governmental Authority or threatened by others; and (a) there are no current or pending audits or investigations, actions, suits or proceedings by or before any Governmental Authority that are required under the Securities Act to be described in the SEC Reports that are not so described; and (b) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the SEC Reports that are not so filed.

3.1.12Consents and Permits. The Company and its subsidiaries have made all filings, applications and submissions required by, possesses and is operating in compliance with, all approvals, licenses, certificates, certifications, clearances, consents, grants, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign Governmental Authority (including, without limitation, the United States Food and Drug Administration (the “FDA”), the United States Drug Enforcement Administration or any other foreign, federal, state, provincial, court or local government or regulatory authorities including self-regulatory organizations engaged in the regulation of clinical trials, pharmaceuticals, biologics or biohazardous substances or materials) necessary for the ownership or lease of their respective properties or to conduct its businesses as described in the SEC Reports (collectively, “Permits”), except for such Permits the failure of which to possess, obtain or make the same would not reasonably be expected to have a material adverse effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Permits, except where the failure to be in compliance would not reasonably be expected to have a material adverse effect; all of the Permits are valid and in full force and effect, except where any invalidity, individually or in the aggregate, would not be reasonably expected to have a material adverse effect; and neither the Company nor any of its subsidiaries has received any written notice relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect, or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course. To the extent required by applicable laws and regulations of the FDA, the Company or the applicable subsidiary has submitted to the FDA an Investigational New Drug Application or amendment or supplement thereto for each clinical trial it has conducted or sponsored or is conducting or sponsoring; all such

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submissions were in material compliance with applicable laws and rules and regulations when submitted and no material deficiencies have been asserted by the FDA with respect to any such submissions.

3.1.13Regulatory Filings. Neither the Company nor any of its subsidiaries has failed to file with the applicable Governmental Authorities (including, without limitation, the FDA, or any foreign, federal, state, provincial or local Governmental Authority performing functions similar to those performed by the FDA) any required filing, declaration, listing, registration, report or submission, except for such failures that, individually or in the aggregate, would not have a material adverse effect; all such filings, declarations, listings, registrations, reports or submissions were in compliance with applicable laws when filed and no deficiencies have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions, except for any deficiencies that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect. The Company has operated and currently is, in all material respects, in compliance with the United States Federal Food, Drug, and Cosmetic Act, all applicable rules and regulations of the FDA and other federal, state, local and foreign Governmental Authority exercising comparable authority. The Company has no knowledge of any studies, tests or trials not described in the SEC Reports the results of which reasonably call into question in any material respect the results of the studies, tests and trials described in the SEC Reports.

3.1.14Intellectual Property. The Company and its subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as now conducted except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use such Intellectual Property would not, individually or in the aggregate, have a material adverse effect. (a) There are no rights of third parties to any such Intellectual Property owned by the Company and its subsidiaries; (b) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s knowledge, threatened, action, suit, proceeding or claim by others challenging the Company’s and its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (d) there is no pending or, to the Company’s knowledge, threatened, action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (e) there is no pending or, to the Company’s knowledge, threatened, action, suit, proceeding or claim by others that the Company and its subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others; (f) to the Company’s knowledge, there is no third-party U.S. patent or published U.S. patent application which contains claims for which an Interference Proceeding (as defined in 35 U.S.C. § 135) has been commenced against any patent or patent application described in the SEC Reports as being owned by or licensed to the Company; and (g) the Company and its subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or such subsidiary, and all such agreements are in full force and effect, except, in the case of any of clauses (a)-(g) above, for any

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such infringement by third parties or any such pending or threatened suit, action, proceeding or claim as would not, individually or in the aggregate, result in a material adverse effect.

3.1.15 Clinical Studies. The preclinical studies and tests and clinical trials described in the SEC Reports were, and, if still pending, are being conducted in all material respects in accordance with the experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company; the descriptions of such studies, tests and trials, and the results thereof, contained in the SEC Reports are accurate and complete in all material respects; the Company is not aware of any tests, studies or trials not described in the SEC Reports, the results of which reasonably call into question the results of the tests, studies and trials described in the SEC Reports; and the Company has not received any written notice or correspondence from the FDA or any foreign, state or local Governmental Authority exercising comparable authority or any institutional review board or comparable authority requiring the termination, suspension, clinical hold or material modification of any tests, studies or trials.

3.1.16Sarbanes-Oxley. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

3.1.17No Improper Practices. (a) Neither the Company nor and of its subsidiaries, nor any director, officer, or employee of the Company or any subsidiary nor, to the Company’s knowledge, any agent, Affiliate or other Person acting on behalf of the Company or any subsidiary has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of applicable law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any applicable law or of the character required to be disclosed in the SEC Reports; (b) no relationship, direct or indirect, exists between or among the Company or any subsidiary or any affiliate of any of them, on the one hand, and the directors, officers and stockholders of the Company or any subsidiary, on the other hand, that is required by the Securities Act to be described in the SEC Reports that is not so described; (c) no relationship, direct or indirect, exists between or among the Company or any Subsidiary or any affiliate of them, on the one hand, and the directors, officers, or stockholders of the Company or any subsidiary, on the other hand, that is required by the rules of the Financial Industry Regulatory Authority to be described in the SEC Reports that is not so described; (d) there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any subsidiary to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them; and (e) the Company has not offered, or caused any placement agent to offer, Common Stock to any person with the intent to influence unlawfully

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(i) a customer or supplier of the Company or any subsidiary to alter the customer’s or supplier’s level or type of business with the Company or any subsidiary or (ii) a trade journalist or publication to write or publish favorable information about the Company or any subsidiary or any of their respective products or services, and, (f) neither the Company nor any subsidiary nor any director, officer or employee of the Company or any subsidiary nor, to the Company’s knowledge, any agent, affiliate or other person acting on behalf of the Company or any subsidiary has (i) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery or anti-corruption law (collectively, “Anti-Corruption Laws”), (ii) illegally promised, offered, provided, attempted to provide or authorized the provision of anything of value, directly or indirectly, to any person for the purpose of obtaining or retaining business, influencing any act or decision of the recipient, or securing any improper advantage; or (iii) made any payment of funds of the Company or any subsidiary or received or retained any funds in violation of any Anti-Corruption Laws.

3.1.18Sanctions.

(a)

The Company represents that, neither the Company nor any of its subsidiaries (collectively, the “Entity”) or any director, officer, employee, agent, affiliate or representative of the Entity, is a government, individual, or entity (an “Individual”) that is, or is owned or controlled by an Individual that is:

a.

the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List (as amended, collectively, “Sanctions”), nor

b.

located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and the Crimea Region of the Ukraine) (the “Sanctioned Countries”)).

(b)

The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Individual:

a.

to fund or facilitate any activities or business of or with any Individual or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country; or

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b.

in any other manner that will result in a violation of Sanctions by any Individual (including any Individual participating in the offer and sale of the Shares, whether as underwriter, advisor, investor or otherwise).

(c)

The Entity represents and covenants that for the past five (5) years, it has not engaged in, is not now engaging in, and will not engage in, any dealings or transactions with any Individual, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or is or was a Sanctioned Country.

3.1.19Not an Investment Company. Neither the Company nor any of its subsidiaries is or, after giving effect to the offering and sale of the Shares, will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

3.1.20No Disqualification Events. None of the Company, any of its predecessors, any Affiliated issuer, any director, executive officer, other officer of the Company participating in the offering of the Shares contemplated by this Agreement, or to the Company’s knowledge, any Beneficial Owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

3.1.21No Integration. The Company has not, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) that is or will be integrated with the Shares sold pursuant to this Agreement in a manner that would require the registration of the Shares under the Securities Act.

3.1.22Tax Matters. Since January 1, 2019, the Company and each of its subsidiaries have timely prepared and filed all material tax returns required to have been filed by them with all appropriate Governmental Authorities and timely paid all taxes shown thereon, except as currently being contested in good faith and for which adequate reserves have been created in the financial statements of the Company, if such reserves are determined to be necessary or advisable by the Company. Since January 1, 2019, the charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods have been and are adequate, and there are no unpaid assessments against the Company or any of its subsidiaries nor any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority, except as would not, individually or in the aggregate, have a material adverse effect. All taxes and other assessments and levies that the Company or any of its subsidiaries is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper Governmental Authority or third party when due, except as would

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not, individually or in the aggregate, have a material adverse effect. There are no tax liens or claims pending or, to the Company’s knowledge, threatened, against the Company or its of its subsidiaries or any of their assets or properties, except as would not, individually or in the aggregate, have a material adverse effect.

3.2.Representations and Warranties of Gilead. Gilead hereby represents and warrants as of the date hereof and as of each Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

3.2.1Organization; Authority. Gilead is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to own, lease, operate and use its properties and assets and to carry on its business as currently conducted and as it is presently proposed to be conducted.

3.2.2Authorization; Enforcement. Gilead has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by Gilead and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Gilead and no further action is required by Gilead, Gilead’s Board of Directors or Gilead’s stockholders in connection herewith other than the Required Approvals. This Agreement has been duly executed by Gilead and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of Gilead enforceable against Gilead in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (b) insofar as indemnification and contribution provisions may be limited by applicable law.

3.2.3No Conflicts; Filings, Consents and Approvals.  The execution, delivery and performance of this Agreement by Gilead and the consummation by Gilead of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of the Gilead’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, each as in effect on the date hereof, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which the Gilead is a party, or (iii) result in a violation of any Law applicable to Gilead, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not reasonably be expected to result in a liability for the Company.  Gilead is not required to obtain any consent, waiver, approval, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Authority or other Person in the United States in connection with the execution, delivery and performance by Gilead of this Agreement, other than the obtaining of the required Antitrust Approvals.

3.2.4Gilead Status. At the time Gilead was offered the Shares, it was, and as of the date hereof it is either: (a) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (b) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Gilead is acting alone in its determination as to whether to invest in the Shares.

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3.2.5Experience of Gilead. Gilead, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Gilead is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

3.2.6Access to Information. Gilead acknowledges that it has had the opportunity to review the SEC Reports and has been afforded, (a) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (b) access to information (other than material non-public information) about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (c) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

3.2.7Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, Gilead has not, nor has any Person acting on behalf of or pursuant to any understanding with Gilead, directly or indirectly executed any purchases or sales, including any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock) (“Short Sales”), of the securities of the Company during the period commencing as of the time that Gilead first received any materials setting forth the material pricing terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof.

3.2.8Legends. Gilead understands and agrees that the Shares (or uncertificated interests in the Shares) will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Shares):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT SUCH OPINION IS REQUIRED PURSUANT TO THAT CERTAIN COMMON STOCK PURCHASE AGREEMENT UNDER WHICH THE SECURITIES WERE ISSUED.

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3.2.9Reliance on Exemptions. Gilead understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Gilead’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Gilead set forth herein in order to determine the availability of such exemptions and the eligibility of Gilead to acquire the Shares.

ARTICLE 4
OTHER AGREEMENTS OF THE PARTIES

4.1.Confidentiality. Gilead covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, Gilead will maintain the confidentiality of the existence and terms of this transaction.

4.2.Reservation of Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times during the Exercise Period, free of preemptive rights, a sufficient number of Shares for the purpose of enabling the Company to issue Shares (including the Additional Shares) pursuant to this Agreement.

4.3.Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement for the applicable statute of limitations.

4.4. Legend Removal. The Company shall direct its transfer agent to remove the transfer restriction set forth in Section 3.2.8 (Legends) applicable to any portion of the Shares upon the written request of Gilead, within two (2) Business Days of the Company’s receipt of such request, at such time as such portion of Shares (a) are being sold by Gilead pursuant to Commission Rule 144 or (b) may be transferred without the requirement that the Company be in compliance with the public information requirements and without volume or manner-of-sale restrictions under Commission Rule 144. Gilead, or if the Company’s transfer agent requires, the Company, shall provide such opinions of counsel reasonably requested by the Company’s transfer agent in connection with the removal of legends pursuant to this Section 4.4.

4.5.Book Entry Statement. The Company hereby agrees to deliver to Gilead a book entry statement from the Company’s transfer agent showing the applicable Shares registered in the name of Gilead within three (3) Business Days following each Closing.

4.6.Capitalization Table. During the Exercise Period, as promptly as practicable following Gilead’s written request and in any event within five (5) Business Days, the Company shall provide Gilead with a summary capitalization table setting forth the then-current Company Capitalization.

4.7.Notice of Designated Events. If, during the Exercise Period, (a) the Company enters into a definitive agreement with any third party with respect to a merger, sale of assets or securities or other business combination as a result of which such third party would succeed to more than 50% of the voting securities or assets of the Company, (b) a third party, other than

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Gilead, any of its Affiliates or any other party acting in concert with Gilead or any of its Affiliates, has made a proposal with respect to a merger, sale of assets or securities or other business combination as a result of which such third party would succeed to more than 50% of the voting securities or assets of the Company, and such proposal has been publicly supported or recommended by the Board, (c) the Board determines to commence a process to seek a potential sale of the Company or all or substantially all of its assets, or (d) any bona fide Person (other than Gilead or any Affiliates of Gilead, or any other party acting in concert with Gilead or any Affiliates of Gilead) publicly discloses any plans, determined as serious by the Board to further pursue it, to make such a bid (each ((a) through (d)), a “Designated Event”), the Company shall provide written notice of such Designated Event (a “Designated Event Notice”) to Gilead’s [***], in lieu of the parties specified in Section 5.3 (Notices), at least [***]. For the avoidance of doubt, Gilead may deliver an Additional Shares Purchase Notice at any time following the public announcement of a Designated Event, and the Additional Shares Purchase Price with respect to the Additional Shares specified in any such Additional Shares Purchase Notice shall be determined based on the date Gilead delivers such Additional Shares Purchase Notice to the Company.

4.8.Due Diligence.  With respect to each proposed purchase of Additional Shares, upon Gilead’s request, including any such request made prior to delivery of an Additional Shares Purchase Notice, the Company shall cooperate with any due diligence review conducted by Gilead or its representatives in connection with such proposed purchase of Additional Shares, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as Gilead may request.

ARTICLE 5
MISCELLANEOUS

5.1.Fees and Expenses. Each party shall pay all fees and expenses that it incurs (including on account of any of their respective advisers, counsel, accountants and other experts) in connection with the negotiation, preparation, execution and delivery of this Agreement, including all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to Gilead (collectively, the “Transaction Expenses”).

5.2.Entire Agreement. This Agreement, the Collaboration Agreement and the Investor Rights Agreement contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3.Notices. Any notice or other communication required or permitted to be given under this Agreement shall be in writing (whether or not specifically stated), shall specifically refer to this Agreement, and shall be addressed to the appropriate party at the address specified below or such other address as may be specified by such party in writing in accordance with this Section 5.3, and shall be deemed to have been given for all purposes (a) when received, if hand-

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delivered, sent by a reputable international expedited delivery service (with receipt confirmed), or (b) five (5) Business Days after mailing, if mailed by first class certified or registered mail, postage prepaid, return receipt requested. This Section 5.3 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement (for which e-mail or other methods of communications shall suffice).

If to the Company:	Arcus Biosciences, Inc.
Attention: General Counsel 3928 Point Eden Way Hayward, CA 94545

With a copy to (which shall not	Cooley LLP
constitute notice):	Attention: Kenneth Guernsey 101 California Street, Fifth Floor San Francisco, CA 94111

If to Gilead:	Gilead Sciences, Inc. Attention: Alliance Management 333 Lakeside Drive Foster City, CA 94404

With a copy to (which shall not constitute notice):

Gilead Sciences, Inc.

Attention: General Counsel

333 Lakeside Drive

Foster City, CA 94404

Covington & Burling LLP

Attention: Amy L. Toro, Esq.

Salesforce Tower
415 Mission Street, Suite 5400

San Francisco, CA 94105-2533

5.4.Amendments; Waivers. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by an authorized officer of each party. Any delay in enforcing a party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

5.5.Termination. This Agreement shall simultaneously and automatically terminate in the event that (a) the Collaboration Agreement terminates in its entirety for any reason or (b) the Company consummates any merger, consolidation or similar transaction, unless immediately

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following the consummation of such transaction, the stockholders of the Company immediately prior to the consummation of such transaction continue to hold, as a result of their holding of outstanding Common Stock and other securities entitled to vote for the election of directors of the Company immediately prior to the consummation of such transaction, in aggregate more than 50% of the outstanding Common Stock and other securities entitled to vote for the election of directors of the surviving or resulting entity in such transaction. In addition, after the Initial Closing, Gilead may terminate this Agreement upon [***] days’ prior written notice to the Company. If not earlier terminated, this Agreement shall automatically terminate upon the later of (a) the expiration of the Exercise Period and (b) the occurrence of all Additional Closings with respect to sales of Additional Shares under any Additional Shares Purchase Notice(s) made and duly given on or prior to the expiration of the Exercise Period.

5.6.Construction; Headings. The terms “includes,” “including,” “include” and derivative forms of them shall be deemed followed by the phrase “without limitation” (regardless of whether it is actually written (and drawing no implication from the actual inclusion of such phrase in some instances after such terms but not others)) and the term “or” has the inclusive meaning represented by the phrase “and/or” (regardless of whether it is actually written (and drawing no implication from the actual use of the phrase “and/or” in some instances but not in others)). Unless specified to the contrary, references to Articles or Sections shall refer to the particular Articles or Sections of or to this Agreement. The word “day,” “quarter” or “year” (and derivatives thereof, e.g., “quarterly”) shall mean a calendar day, calendar quarter or calendar year unless otherwise specified. The word “hereof,” “herein,” “hereby” and derivative or similar word refers to this Agreement. The words “will” and “shall” shall have the same obligatory meaning. Provisions that require that a party or parties hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter or otherwise. Words of any gender include the other gender. Words using the singular or plural number also include the plural or singular number, respectively. References to any specific law or article, section or other division thereof, shall be deemed to include the then-current amendments or any replacement law thereto, and any rules and regulations promulgated thereunder. All dollar-denominated amounts herein are in United States dollars. This Agreement has been prepared jointly and shall not be strictly construed against either party. Ambiguities, if any, in this Agreement shall not be construed against either party, irrespective of which party may be deemed to have authored the ambiguous provision. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section.

5.7.Further Assurances. Each party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

5.8.Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or Gilead, as applicable, provided, however, that Gilead may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate without the prior written consent of the Company, provided such assignee agrees in writing to be bound by the provisions hereof that apply to Gilead. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.

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Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.9.Third Party Beneficiaries. This Agreement is not intended to and shall not be construed to give any third party any interest or rights (including any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

5.10.Governing Law. This Agreement shall be governed by and construed under the substantive laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

5.11.Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Gilead and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.12.WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.13.Attorneys’ Fees. In the event that any action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, each party shall bear its own fees, costs and expenses of enforcing any right of such party under or with respect to this Agreement.

5.14.Survival. The representations and warranties contained herein shall survive the Closings and the delivery of the Shares and any termination of this Agreement.

5.15.Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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5.16.Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by an arbitrator or by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the parties when entering into this Agreement may be realized.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Arcus Biosciences, Inc.

By:	/s/ Terry Rosen
	Name:	Terry Rosen
	Title:	CEO

Gilead Sciences, Inc.

By:	/s/ Daniel O’Day
	Name:	Daniel O’Day
	Title:	Chairman and Chief Executive Officer

Signature Page to Common Stock Purchase Agreement

EXHIBIT A

Form of Cross-Receipt

Arcus Biosciences, Inc. (the “Company”) hereby acknowledges receipt from Gilead Sciences, Inc. on [             ], 20[__] of $[●], representing the full purchase price for [        ] shares of Common Stock, par value $0.0001 per share, of the Company, pursuant to that certain Common Stock Purchase Agreement, dated as of [        ], 2020, by and between Gilead Sciences, Inc. and the Company.

ARCUS BIOSCIENCES, INC.

By:
Name:
Title:

Gilead Sciences, Inc. hereby acknowledges receipt from the Company on [            ], 20[__] of [        ] shares of Common Stock, par value $0.0001 per share, of the Company, delivered pursuant to that certain Common Stock Purchase Agreement, dated as of [        ], 2020, by and between Gilead Sciences, Inc. and the Company.

GILEAD SCIENCES, INC.

By:
Name:
Title: